EX-10
                Employment Agreement


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                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of November 16, 1999, between CDBEAT.COM, Inc., a Delaware corporation (the "Company"), and ROBERT MILLER (the "Executive")

                             W I T N E S S E T H

      WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

      Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

      Term. Subject to the provisions of Section 8 hereof, the term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof (the "Commencement Date") and shall end on the third anniversary of the Commencement Date; provided, however, that at the end of the Term and each subsequent anniversary thereafter (each, a "Renewal Date"), the Term shall be automatically extended by one (1) additional year unless, at least one hundred twenty (120) days prior to any such Renewal Date, the Company shall deliver to the Executive or the Executive shall deliver to the Company written notice that the Term will not be further extended.

      Position and Duties.

(a) During the Term, the Executive shall serve as the President, Chief Executive Officer and as a Director of the Company and shall have such duties consistent with such offices as from time to time may be prescribed by the Board of Directors of the Company (the "Board").

(b) During the Term, the Executive shall perform and discharge the duties that may be assigned to him by the Board from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

(c) During the Term, the Executive shall perform his duties hereunder on a substantially full-time basis. Notwithstanding the foregoing, the Executive shall be permitted to engage in the same or similar outside business, investment and/or other activities as the Executive is engaged on the date hereof, including (i) serving as Of Counsel to Baer Marks & Upham LLC or another law firm, (ii) working as a consultant to Shenkman Capital Management, Inc. or other money management firm, and (iii) service on charitable or other boards of directors including Variety - The Children's Charity; provided that such activities do not materially interfere with the Executive's performance of his duties hereunder.


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      Compensation.  For the Executive's  services hereunder,  the Company shall pay the Executive an initial annual salary (as the same shall be increased from time to time, the "Base Salary") of $200,000, subject to such increases or bonuses as the Board shall authorize, which shall be payable semi-monthly in accordance with the customary payroll practices of the Company.

      Benefits. During the Term, the Company shall provide the Executive with the following benefits:

(a) Stock Options. The Executive is hereby granted non-qualified options (the "Options") to purchase 1,955,750 shares of the Company's common stock, $.001 par value per share, as follows: 977,875 shares at $1.30 per share, 488,938 shares at $1.50 per share, and 488,937 shares at $1.75 per share. Except as set forth in Section 8 hereof, providing for the earlier vesting of the Options, one-third of the Options shall vest on the date hereof, one-third of the Options shall vest on the first anniversary of the date hereof, and one-third of the Options shall vest on the second anniversary of the date hereof. For the purposes hereof, Options shall be deemed to vest in order of ascending exercise price. All Options granted hereunder that are vested shall be exercisable for a period constituting the greater of the Term hereof or five years. The provisions hereof shall be incorporated into a Stock Option Agreement to be entered into between the Executive and the Company as of the date hereof.

(b) Medical and Health Insurance Benefits. The Company shall, at its own expense, provide the Executive and his eligible dependents with medical, health and dental insurance coverage generally provided by the Company to its other executive employees.

(c) Life Insurance. The Company will reimburse the Executive for such premium expense, not in excess of standard insurance rates, that the Executive may incur in maintaining term life insurance on the Executive's life with a face value of up to $1 million.

(d) 401(k) Plan. If the Company establishes a 401(k) Plan or other retirement or pension plan, the Executive shall be entitled to participate in such plan in accordance with its terms and conditions.

(e) Disability and Accident  Insurance  Benefits.  The Company shall provide the
Executive with long term disability insurance (providing 100% Base Salary replacement coverage), business travel accident and accidental death and dismemberment insurance coverage.

(f) Other Benefits. The Company shall make available to the Executive any and all other employee or fringe benefits (in accordance with their terms and conditions) which the Company may generally make available to its other executive employees.

      Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.


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      Vacations.  The  Executive  shall be  entitled  to four (4)  weeks of paid vacation during each full calendar year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a full calendar year). Unused vacation for one year may be carried over to the next successive year.

      Termination.   The   employment   hereunder  of  the  Executive  may  be
terminated by the Company prior to the expiration of the Term only in the manner described in this Section 8.

(a) Termination by the Company for Good Cause. The Company shall have the right to immediately terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

(b) Termination Upon Death. The employment of the Executive hereunder shall terminate automatically upon his death.

(c) Voluntary Resignation by the Executive. The Executive shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined herein) by written notice to the Company. In such event, for a period of six months following such resignation, the Executive shall not, in the geographic area in which the Company conducts its business (i.e., New York City), directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, other equity owner, consultant, representative, agent or otherwise, own or operate any business or Person, or otherwise become or be interested in, or associate with or render assistance to, any Person (other than the Company), engaged in a business which is otherwise in direct competition with the business of the Company. The foregoing shall not, however, prohibit the Executive from making passive investments.

(d) Termination by the Company Without Good Cause. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause upon ninety (90) days prior written notice to the Executive.

(e) Termination Upon Disability. If the Executive becomes physically or mentally disabled (a "Disability") during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three successive months, or an aggregate of four months in any twelve-month period (the "Disability Period"), the Company may, at its option, terminate the Executive's employment hereunder by giving written notice thereof to the Executive. During the Disability Period, the Executive shall continue to receive his full compensation and other benefits provided herein.

(f) Resignation by the Executive for Good Reason. The Executive shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.


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(g)  Termination  Date.  The  "Termination  Date" is the  date as of  which  the
Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date

(h) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, entity, court or government (or political subdivision or agency thereof).

(ii) "Change of Control" with respect to the Company, means the occurrence of any of the following: (A) the acquisition directly or indirectly (in one or more related transactions) by any Person (other than the Executive, Cakewalk LLC or Dylan LLC), or two or more Persons (other than the Executive, Cakewalk LLC or Dylan LLC) acting as a group, of beneficial ownership (as that term is defined in Rule l3d-3 under the Securities Exchange Act of 1934) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Shares"); provided, however, that the consummation of the transactions contemplated in that certain Contribution Agreement, dated as of October 29, 1999, between Cakewalk LLC and the Company shall not constitute a Change of Control for purposes of this Agreement; (B) the merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately before the merger hold less than 80% of the Voting Shares of the surviving or resulting corporation; (C) the sale of all or substantially all of the assets of the Company; (D) the Company or any of its shareholders enters into any agreement providing for any of the foregoing and the transaction contemplated thereby is ultimately consummated; or (E) individuals who as of the date of this Agreement constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of a majority of the directors then still in office who were directors as of the date of this Agreement.

(iii) "Good Cause" shall exist if, and only if, the Executive (A) willfully or repeatedly fails in any material respect to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured by the Executive within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure; or (B) has been convicted of a crime which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto.

(iv) "Good Reason" means the occurrence of any of the following events:

(A) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


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(B) a  material  breach  by the  Company  of  one or  more  provisions  of  this
Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

(C) the Company requiring the Executive to be based at any location other than within New York, New York, except for requirements of temporary travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations existing immediately prior to the date of this Agreement;

(D) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; and

(E) a Change of Control of the Company, provided that the Termination Date occurs no later than one year following such Change of Control.

9. Obligations of Company on Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations upon termination of the Executive's employment shall be as described in this Section 9, and the Executive shall not be entitled to any payment or benefit unless specifically set forth herein.

(a) Obligations of the Company in Case of Termination for Death, Disability or for Good Cause. Upon termination of the Executive's employment upon death, disability or for Good Cause, the Company shall have no payment obligations to the Executive, except for the payment, within sixty (60) days of the Termination Date (or such shorter period as may be prescribed by law), of any accrued and unpaid Base Salary and the reimbursement of any unreimbursed expenses, less any obligations outstanding of the Executive. In the case of death, the Executive's estate shall have one year from the date of death within which to exercise any or all vested Options. In the case of disability, the Executive (or his representatives) shall have a period of ninety days after the event within which to exercise any or all vested Options.

(b) Obligations of the Company in the Case of Termination Without Good Cause or Resignation by the Executive for Good Reason or Upon a Change of Control. Upon termination of Executive's employment by the Company without Good Cause or as a result of Executive's resignation for Good Reason or upon a Change of Control, the Company shall provide the Executive with the following:

(i) The greater of (A) the Base Salary otherwise payable to the Executive for the remaining duration of the current Term, or (B) two times (2x) the Executive's Base Salary and last year's bonus, if any;

(ii) All Options granted but not yet vested at the time of the Executive's termination under this subparagraph 9(b) shall be immediately vested and exercisable;


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(iii) The Company  shall,  at its sole expense,  provide the Executive  (and his dependents) with coverage under (and in accordance with the terms and conditions
of) the Company's medical and health insurance plans, as in effect from time to time, for the otherwise remaining duration of the Term; provided that to the extent such coverage may be unavailable under such medical and health insurance plans due to restrictions imposed by the insurer(s) under such plans, the Company shall take such action as may be required to provide equivalent benefits from other sources;

(iv) The Company shall continue, for the otherwise remaining duration of the Term, to reimburse the Executive for the cost of any term life insurance on his life, to the extent provided in Section 6(c) of this Agreement, as though his employment hereunder had not terminated; and

(v) The Company shall provide to the Executive, during the twelve (12) month period commencing on the Termination Date, at the Company's expense, executive outplacement services (commensurate with such services customarily utilized by similarly situated persons of the Executive's title or position).



      10. Excise Taxes. In the event that any payments made and/or benefits provided to the Executive under this Agreement (including, without limitation, the Options) (hereinafter called the "Payments") are subject to any excise taxes, including, without limitation, excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Taxes"), the Company shall pay the Executive such additional cash payment(s) (hereinafter collectively called the "Gross Up Payment") such that the net amount that the Executive would retain after deduction and/or payment of any Excise Taxes on the Payments, and any interest and/or penalties assessed by the Internal Revenue Service with respect to the Excise Taxes, and taking into account the tax consequences of all additional cash payments made by the Company pursuant to this Section 10, shall be equal to the aggregate value of Payments. The determination of whether such Excise Taxes are payable and the amount thereof shall be based upon the opinion of counsel selected by the Executive and acceptable to the Company. Any such additional cash payment by the Company shall be paid by the Company to the Executive in one lump sum cash payment within thirty (30) days following the date such opinion of counsel is rendered. If such opinion is not accepted by the Internal Revenue Service, then the Executive shall determine and notify the Company of the appropriate adjustments in the Gross Up Payment (taking into account any and all Excise Taxes, interest, penalties and the tax consequences of all additional cash payments made by the Company pursuant to this Section 10) and the Company shall pay the Executive the difference between the final amount of the Gross Up Payment and the amount previously paid, if any, to the Executive by the Company pursuant to this
Section 10 (hereinafter called the "Adjustment Payment"). Any such Adjustment Payment shall be paid by the Company to the Executive in one lump sum cash payment within ten (10) days following such notification.

      11. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity


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or   unenforceability   shall  not  render  the  entire  Agreement   invalid  or
unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

12.         Successors and Assigns.

(a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable; provided, however, that any rights to compensation upon Death or Disability hereunder shall inure to the benefit of the Executive's heirs, personal representatives, designees or other legal representatives, as the case may be.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise may assume by contract or operation of law the obligations of the Company under this Agreement.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws thereof.

14. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or on the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 14:
(a) if to the Company, to CDBeat.com, Inc., 29 W. 57 St., 9th Floor, and (b) if to the Executive, to Robert Miller, 525 E. 80 St. #8B, New York, N.Y. 10021, with a copy to Baer Marks & Upham LLP, 805 Third Avenue, New York, NY 10022,
Attn: Ivan W. Dreyer, Esq.

15. Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to employees of the Company.

16. Complete Understanding. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

17.   Modification; Waiver.

(a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.


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(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

                                CDBEAT.COM, INC.


                                    By:_______________________________
                                          Name:
                                          Title:





                                    -----------------------------------
                                                Robert Miller


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                                  Exhibit A

                                CDBeat.com, Inc.

                     NONQUALIFIED STOCK OPTION AGREEMENT


            STOCK OPTION AGREEMENT (the "Agreement"), dated as of November 16, 1999, between CDBeat.com, Inc., a Delaware corporation (the "Company"), having an address at 29 W. 57th Street, 9th Floor, New York, New York 10019 and Robert Miller having an address at 525 East 80th Street, Apartment #8B, New York, New York 10021, the ("Grantee").

            In accordance with Section 5(a) of the Employment Agreement, dated as of November __, 1999, by and between the Company and the Grantee (the "Employment Agreement"), the Company hereby grants to the Grantee a nonqualified stock option (the "Option") to purchase all or any part of an aggregate of 1,955,750 shares of the Company's common shares, $.001 par value per share (the "Shares"). This Option is a nonqualified stock option and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement (the "Date of Grant").

2.    Number of Shares.  This Option  shall be for an  aggregate  of 1,955,750
Shares.

3. Exercise Price. The per share exercise price shall be determined in accordance with the following schedule (the "Exercise Price").

    Number of Shares            Exercise Price               Total
         977,875                     1.30                 $1,271,238
         488,938                     1.50                  $733,407
         488,937                     1.75                  $855,640
        1,955,750                                         $2,860,285


4. Medium and Time of Payment. The Option shall be exercised by a written notice signed by the Grantee which identifies this Agreement and states the number of Shares then being purchased (the "Exercise Notice"), delivered to the attention of the Company's Secretary at the Company's principal office in New York. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by (i) cash payment or certified check equal to the Exercise Price; or (ii) a certificate representing Company stock owned by the



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Grantee,  if not subject to any restrictions,  with a Fair Market Value equal to the Exercise Price; or (iii) instructions for the Company to withhold from the purchased shares an amount with a Fair Market Value equal to the Exercise Price. "Fair Market Value" of a share of common stock of the Company as of a specified date shall mean the closing price of a share of the common stock on the principal securities exchange (including but not limited to the Nasdaq Stock Market or the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the
average   of  the  high  bid  and  low  asked   prices  of  the  shares  in  the
over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of common stock shall be determined in good faith by the Board of Directors (the "Board") of the Company. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse. Upon acceptance of the Exercise Notice and receipt of payment in full, the Company shall cause to be issued a certificate representing the shares of common stock so purchased.

5. Term and Exercise of the Option. The Options shall be exercisable for a period constituting the greater of the Term of the Employment Agreement (as provided for in Section 2 of the Employment Agreement) or five years from the date of this Agreement (the "Expiration Date") and may be exercised in whole or in increments in accordance with the following schedule:

            On or After             This Option Shall Be Exercisable as to:
(i)     Date of Grant               One-third of the Shares
(ii)    [       ], 2000             One-third of the Shares
(iii)   [       ], 2001             The balance of the Shares

            For the purposes hereof, Options shall be deemed to vest in order of ascending Exercise Price.

6. Nontransferability. The Option may be transferred only by will or the laws of descent and distribution, and the Option may be exercised during the Grantee's lifetime only by the Grantee (or by the Grantee's legal representative under the circumstances described in Section 7 hereof).

7. Rights in the Event of the Grantee's Disability. If the Grantee's employment with the Company and any parent or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Code (each an "Affiliate")) is terminated on account of disability, the Grantee or the Grantee's legal representative (or the Grantee's estate if the Grantee dies after termination of employment) may exercise the Option, to the extent exercisable on the date of the Grantee's termination of employment, at any time within ninety days after termination of


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employment but in no event after the  expiration of the term of the Option.  The
Grantee's "estate" means the Grantee's legal representative or any person who acquires the right to exercise the Option by reason of the Grantee's death.

8. Rights in the Event of the Grantee's Death. If the Grantee dies while an employee of the Company or any Affiliate but while he still has the right to exercise this Option, his estate may exercise the Option, to the extent exercisable at the date of the Grantee's death, any time within one year after the Grantee's death, but in no event after the expiration of the term of the Option.

9. Rights in the Event of Termination of Employment. If Grantee's employment with the Company or any Affiliate is terminated involuntarily for "Good Cause" (as such term is defined in the Employment Agreement) the Grantee's Option shall expire as of the date of termination of employment. If the Grantee's employment is terminated pursuant to the provisions of Section 9(b) of the Employment
Agreement, then all of the Grantee's Options shall be immediately vested and exercisable and shall remain exercisable until the later of the Expiration Date or one year from the date of termination of employment. If the Grantee's employment is terminated for any reason other than death, disability, or as described in the preceding sentences of this Section, the Grantee (or the Grantee's estate, if the Grantee dies after the termination) may exercise the Option, to the extent exercisable before the termination, within ninety days after the termination, but in no event after the expiration of the term of the Option.

10.   Extension  If  Grantee   Subject  to  Section   16(b)  of  the  1934  Act.
Notwithstanding the foregoing paragraphs 7, 8 and 9, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Securities Act of 1934, as amended, the Option shall remain exercisable to the extent permitted by law until the earliest to occur of (i) the 10th day following the date on which the Grantee would no longer be subject to such suit; (ii) the 190th day after the Grantee's termination of employment; provided such termination was not for cause; or (iii) the Expiration Date; provided that no additional vesting of the Option shall occur during such periods. The Grantee agrees to consult with the Grantee's own tax advisors as to the tax consequences to the Grantee of any such delayed exercise.

11.   Representations and Warranties of Grantee.

(a) Grantee represents and warrants that this Option is being acquired by Grantee for Grantee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b) Grantee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "1933 Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Grantee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and



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undertakings  as the  Company  may  reasonably  require  in order to assure  the availability of such exemptions, including a representation that Grantee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Grantee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the 1933 Act and the resulting restrictions on transfer. Grantee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Grantee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the 1933 Act or an exemption from such registration is available.

(c) Grantee hereby acknowledges that, in addition to certain restrictive legends that the securities laws of the state in which Optionee resides may require, each certificate representing the Shares may be endorsed with the following legend:


            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAW OF RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS NOT REQUIRED.

12. Adjustment in the Shares. If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares shall be increased through the payment of a share dividend, the Grantee shall receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The exercise price and other terms of the Option shall be appropriately amended to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding Shares, or of any shares or other securities into which the Shares shall have been changed, or for which the Shares shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with that determination. Notice of any adjustment shall be given by the Company to the Grantee.

13. Stop-Transfer Notices. Grantee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.



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14. No Limitation  on Rights of the Company.  The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

15. Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

16. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Board may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Board, in its sole discretion, considers necessary or desirable.

17. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

18. Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any Affiliate shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of employment or relationship with the Company or any Affiliate, nor shall it interfere with the right of the Company or any subsidiary thereof to discharge the Grantee and to treat him without regard to the effect which that treatment might have upon him as a Grantee.

19.Withholding. The Company shall have the right to deduct and withhold from payments or distributions of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares issued upon exercise of the Option. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part by (i) causing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option, (ii) delivering to the Company shares of common



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stock already owned by the Grantee, or (iii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld. The shares delivered in accordance with method (ii) above or withheld in accordance with method (i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. The Grantee who has made (with the Company's approval) an election pursuant to method (i) or (ii) of this Section 19 may only satisfy his or her withholding obligation with shares of common stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

20. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, four days after the date of deposit in the United States mails, to each party at its address set forth above or to such other address as may be designated in a notice given in accordance with this Section.

21. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, New York law.

22. Entire Agreement. This Agreement contains all of the understandings and agreements between the Company and its Affiliates, and the Grantee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company, its Affiliates and the Grantee have made no promises, agreements, conditions or understandings either orally or in writing, that are not included in the Agreement.

23. Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Agreement.

24. Amendments. The Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.



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            IN WITNESS  WHEREOF,  the Company and the Grantee have duly executed this Agreement as of the date first written above.


                                        CDBeat.com, Inc.
 COMMUNICATIONS, INC.



--------------------------
By:___________________________
Witness                                        Joel Arberman



--------------------------              ------------------------------
Witness                                      Robert Miller,Grantee




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